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                                                                    EXHIBIT 3.17


                          CERTIFICATE OF INCORPORATION

                                       OF

                        TPI ACQUISITION SUBSIDIARY, INC.

         The undersigned, for the purposes of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that:

         FIRST: The name of this corporation is: TPI ACQUISITION SUBSIDIARY, INC.

         SECOND: The address of the corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of the registered agent at such address is Corporation Services Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation law of the State of Delaware as the same currently exists or may hereafter be amended.

         FOURTH: The total number of shares of stock which the corporation shall have the authority to issue is 1,000 shares, no par value, and shall be classified as Common Stock.

         FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

         SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the corporation.

         SEVENTH: The name and mailing address of the Incorporator are as follows:

              NAME                              MAILING ADDRESS
              Michael W. Zelenty                c/o Pitney, Hardin, Kipp & Szuch LLP
                                                200 Campus Drive
                                                Florham Park, New Jersey  07962


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         EIGHTH: (1) To the full extent from time to time permitted by Delaware law, no director of the corporation shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director except for liabilities arising from any breach of duty based upon an act or omission (a) in breach of duty of loyalty to the corporation, (b) not in good faith or involving intentional misconduct or a knowing violation of law, or (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) in which an improper personal benefit was derived.

         (2) (a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent permitted by Delaware law. The right to indemnification conferred in this ARTICLE EIGHTH shall also include the right to be paid by the corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware law. The right to indemnification conferred in this ARTICLE EIGHTH shall be a contract right.

         (b) The corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware law.

         (3) The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was servicing at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Delaware law.

         (4) The rights and authority conferred in this ARTICLE EIGHTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

         (5) Neither the amendment nor repeal of this ARTICLE EIGHTH, nor the adoption of any provision of this certificate of incorporation or the bylaws of the corporation, nor, to the fullest extent permitted by law, any modification of Delaware law, shall eliminate or reduce the effect of this ARTICLE EIGHTH in


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respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

         IN WITNESS WHEREOF, the undersigned, being the Incorporator herein before named, has executed, signed and acknowledged this certificate of incorporation as of the 15th day of June, 2001.


                                            /s/ Michael W. Zelenty
                                            ------------------------------------
                                            Michael W. Zelenty, Incorporator


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